Exhibit 5.1

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053

May 17, 2007

Georgia Gulf Corporation
Georgia Gulf Lake Charles, LLC
Georgia Gulf Chemicals & Vinyls, LLC
Great River Oil & Gas Corporation
Rome Delaware Corporation
Royal Plastics Group (USA) Limited
Plastic Trends, Inc.
Roybridge Investments (USA) Limited
  c/o Georgia Gulf Corporation
115 Perimeter Center Place
Suite 460
Atlanta, Georgia  30346

Dear Sirs:

We are acting as counsel to Georgia Gulf Corporation (the “Company”), a corporation organized under the laws of the State of Delaware, and its Subsidiary Guarantors (as defined below) in connection with (i) the offers to exchange (the “Exchange Offers”) up to $500,000,000 principal amount of 9.5% Senior Notes due 2014 (the “Exchange Senior Notes”) for outstanding 9.5% Senior Notes due 2014 (the “Senior Notes”) and up to $200,000,000 principal amount of 10.75% Senior Subordinated Notes due 2016 (the “Exchange Senior Subordinated Notes”, and together with the Exchange Senior Notes, the “Exchange Notes”) for outstanding 10.75% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes”, and together with the Senior Notes, the “Outstanding Notes”) and (ii) the preparation of the prospectus (the “Prospectus”) contained in the registration statement on Form S-4 (the “Registration Statement”) (No. 333-142349) filed with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the “Act”).  The Senior Notes have been, and the Exchange Senior Notes will be, issued pursuant to an Indenture, dated as of October 3, 2006, as supplemented by the First Supplemental Indenture, dated as of April 24, 2007 (the “Senior Note Indenture”), among the Company, the Subsidiary Guarantors and LaSalle Bank, as trustee (the “Trustee”).  The Senior Subordinated Notes have been, and the Exchange Senior Subordinated Notes will be, issued pursuant to an Indenture, dated as of October 3, 2006, as supplemented by the First Supplemental Indenture, dated as of April 24, 2007 (the “Senior Subordinated Note Indenture”, and together with the Senior Note Indenture, the “Indentures”), among the Company, the Subsidiary Guarantors and the Trustee.  The Outstanding Notes are and Exchange Notes will be fully and unconditionally guaranteed (the “Guarantees”) by each of Georgia Gulf Lake Charles, LLC, Georgia Gulf Chemicals & Vinyls, LLC, Great River Oil & Gas Corporation, Rome Delaware Corporation, Royal Plastics Group (USA) Limited, and Roybridge Investments (USA) Limited, each organized under the laws of the State of Delaware (the “Subsidiary Guarantors”), as well as Plastic Trends, Inc.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and representatives of the Company and the Subsidiary Guarantors and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming due authorization, execution and delivery of the Indentures and the Exchange Notes by the Trustee, when the Exchange Notes, substantially in the form as set forth in the Indentures, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indentures and duly delivered in exchange for the Outstanding Notes in accordance with the Exchange Offers in the manner described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of each Subsidiary Guarantor, except to the extent such obligations may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors’ rights generally, or by equitable principles, whether such principles are considered in a proceeding at law or at equity.

Our examination of matters of law in connection with the opinion expressed herein has been limited to, and accordingly our opinion herein is limited to, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law.  We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect registration of the Exchange Notes under the Act and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day